Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1/A Amendment No. 1 (No. 333-284218) of our report dated April 4, 2024, related to the consolidated financial statements of Reliance Global Group, Inc. and Subsidiaries as of December 31, 2023 and for the year then ended, which appears in the Annual Report on Form 10-K of Reliance Global Group, Inc. for the year ended December 31, 2024.

We also consent to the reference to our Firm under the caption “Experts” in Registration Statement.

/s/ Mazars USA LLP

New York, New York

April 8, 2025